UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 26, 2008, Virage Logic Corporation (the “Company”) acquired the logic non-volatile memory intellectual property (“NVM IP”) business of Impinj, Inc., a Seattle-based company (“Impinj”), pursuant to an Asset Purchase Agreement, dated June 26, 2008, entered into by the parties. Impinj’s NVM IP business provides logic NVM embedded memory IP to the semiconductor industry. The Company acquired Impinj’s NVM IP business in an all-cash transaction for a purchase price of $5.2 million.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment not later than 75 calendar days after the date set forth on the cover of this initial report on Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will, if required, be filed by amendment not later than 75 calendar days after the date set forth on the cover of this initial report on Form 8-K.

(d)	Exhibits

99.1	Press Release dated June 30, 2008, entitled “Virage Logic Acquires Impinj’s Logic Non-Volatile Memory (NVM) IP Business”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: July 2, 2008	By:	/s/ Christine Russell
Christine Russell
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated June 30, 2008, entitled “Virage Logic Acquires Impinj’s Logic Non-Volatile Memory (NVM) IP Business”